UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2024

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Effective December 13, 2024, pursuant to an order issued by the United States District Court for the Eastern District of Virginia, Richmond Division, JELD-WEN, Inc. (“JW, Inc.”), a wholly-owned subsidiary of JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with WG Towanda LLC, a wholly owned subsidiary of Woodgrain Inc. (“Purchaser”), and Woodgrain Inc., to sell JW, Inc.’s Towanda, Pennsylvania business and related assets to Purchaser for a purchase price of approximately $115 million, subject to certain adjustments and closing conditions (the “Transaction”).
The Transaction is expected to close as early as December 31, 2024. Closing of the Transaction is subject to certain adjustments and closing conditions.
The Purchase Agreement contains certain representations, warranties and covenants by each party. Under the Purchase Agreement, the parties have agreed to indemnify each other for specified matters, subject to certain limitations.
In connection with closing of the Transaction, JW, Inc. and Purchaser have agreed to enter into certain ancillary agreements, including a Transition Services Agreement, pursuant to which JW, Inc. will provide to Purchaser and certain of its subsidiaries certain technology related services for a period of up to two years following closing of the Transaction, and Transition Supply Agreement, pursuant to which JW, Inc. will provide to Purchaser and certain of its subsidiaries doorskins for a period of three years following closing of the Transaction.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is hereby incorporated by reference.
Item 7.01 Regulation FD Disclosure.
On December 16, 2024, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated October 11, 2024, by and between JELD-WEN, Inc., WG Towanda LLC and Woodgrain Inc., effective December 13, 2024.

99.1	Press Release issued by JELD-WEN Holding, Inc. dated December 16, 2024.

104	Cover Page Interactive Data file (formatted as Inline XBRL).
* Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon requests.

Forward-Looking Statements
This report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact contained in this report are forward-looking statements, including all statements regarding the Transaction. Forward-looking statements are generally identified by the Company’s use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of management. Although the Company believes that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond the Company’s control, that could cause actual outcomes and results to be materially different from those indicated in such statements.
The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to: the possibility that the Transaction may not be completed in a timely manner or at all; the outcome of any motion to vacate the divestiture order, any objection to the court-ordered divestiture, and any related appeals; third party costs incurred by the Company related to the Transaction; risks and uncertainties related to the Company’s current financial expectations and projections; and other the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the U.S. Securities and Exchange Commission.
The forward-looking statements included in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report, except as required by law.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2024		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary